UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: November 14, 2018

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On November 15, 2018, Anadarko Petroleum Corporation (“Anadarko”) announced that Robert G. Gwin, age 55, has been appointed President of Anadarko, effective immediately. Mr. Gwin was named Executive Vice President, Finance and Chief Financial Officer in May 2013 and previously served as Senior Vice President, Finance and Chief Financial Officer since March 2009 and Senior Vice President since March 2008. He also has served as Chairman of the Board of Western Gas Holdings, LLC (“WGH”) since October 2009 and as a director since August 2007. Additionally, Mr. Gwin has served as Chairman of the Board of Western Gas Equity Holdings, LLC (“WGEH”) since September 2012 and served as President of WGH from August 2007 to September 2009 and as Chief Executive Officer of WGH from August 2007 to January 2010. He joined Anadarko in January 2006 as Vice President, Finance and Treasurer and served in that capacity until March 2008. Mr. Gwin also served as Chairman of the Board of LyondellBasell Industries N.V. from August 2013 through September 2018 and has served as a director of that entity since May 2011.

Other than as disclosed in this report, there are no arrangements or understandings between Mr. Gwin and any other person pursuant to which Mr. Gwin was selected as an officer. Mr. Gwin does not have any family relationship with any director or other officer of Anadarko or any person nominated or chosen by Anadarko to become a director or officer. There are no transactions in which Mr. Gwin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Gwin will receive the following compensation elements, as approved by the Compensation and Benefits Committee (the “Compensation Committee”) of the Anadarko Board of Directors (the “Board”): (1) an increase in base salary from $750,000 to $1,000,000, (2) an increase in annual target incentive bonus from 95% to 110% of base salary, and (3) an increase in annual equity award, granted on November 15, 2018, from $4,450,000 to $5,400,000 in value delivered 50% in performance units, 25% in stock options, and 25% in restricted stock units.

Mr. R. A. Walker, formerly Chairman, President and Chief Executive Officer, will continue as Chairman and Chief Executive Officer, effective immediately. Also effective immediately, Mr. Robert K. Reeves, formerly Executive Vice President and Chief Administrative Officer, will continue as Executive Vice President until his previously announced retirement on or before December 31, 2018.

Additionally, on November 15, 2018, Anadarko announced that Mr. Benjamin M. Fink, age 48, has been appointed Executive Vice President, Finance and Chief Financial Officer, effective immediately. Mr. Fink was named Senior Vice President in February 2017 and previously served as Vice President, Finance and Assistant Secretary since May 2013, having joined Anadarko in 2007. Mr. Fink has also served as President and Chief Executive Officer of WGH and WGEH since May 2017 and as a director of WGH since February 2017. He previously served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of WGH and WGEH from February 2017 to May 2017, and as Senior Vice President and Chief Financial Officer of WGH from 2009 to February 2017 and of WGEH since its formation in September 2012 to February 2017. From 2001 until 2006, he held executive management positions at Prosoft Learning Corporation, including serving as its President and Chief Executive Officer from 2004 until that company’s sale in 2006. From 2000 to 2001 he co-founded and served as Chief Operating Officer and Chief Financial Officer of Meta4 Group Limited, an online direct marketer based in Hong Kong and Tokyo. Previously, he held positions of increasing responsibility at Prudential Capital Group and Prudential Asset Management Asia, where he focused on the negotiation, structuring and execution of private debt and equity investments.

Other than as disclosed in this report, there are no arrangements or understandings between Mr. Fink and any other person pursuant to which Mr. Fink was selected as an officer. Mr. Fink does not have any family relationship with any director or other officer of Anadarko or any person nominated or chosen by Anadarko to become a director or officer. There are no transactions in which Mr. Fink has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Fink will receive the following compensation elements, as approved by the Compensation Committee: (1) an increase in base salary from $500,000 to $625,000, (2) an increase in annual target incentive bonus from 80% to 95% of base salary, and (3) an increase in annual equity award, granted on November 15, 2018, from $2,750,000 to $3,000,000 in value delivered 50% in performance units, 25% in stock options, and 25% in restricted stock units. Mr. Fink will also enter into the form of Key Employee Change of Control Contract for Executive Vice Presidents approved by the Compensation Committee in November 2016 and more fully described on page 49 of Anadarko’s annual proxy statement filed with the Securities and Exchange Commission on March 23, 2018 (the “2018 Proxy Statement”).

The press release announcing the appointments of Messrs. Gwin and Fink has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.

(d) On November 15 2018, the Board elected Alexandra Pruner and Michael K. Grimm as a members of the Board, effective November 15, 2018.

Ms. Pruner, 56, has served as Partner and Chief Financial Officer of Perella Weinberg Partners, a global independent advisory firm providing strategic and financial advice and asset-management services, since it combined in December 2016 with Tudor, Pickering, Holt & Co., LLC, an energy-focused investment bank and asset-management firm. Prior to that, she served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. since the firm’s founding in 2007. Ms. Pruner served as Senior Vice President, Strategic Business Development and publisher of World Oil magazine for Gulf Publishing Company from 2002 to 2007. Prior to joining Gulf Publishing Company, she spent two years in the technology sector serving the energy industry, including Vice President, Energy Vertical at Idea Integration, an IT development and design firm and as Vice President, Marketing for PetroCosm Corporation, an oilfield service B2B procurement and supply chain management company. She served as Director of Investor Relations and Corporate Communications for The Houston Exploration Company, an independent exploration and production company, from 1997 to 2000. Ms. Pruner has extensive experience with the energy industry and in investment banking, having also been with Shearson Lehman Brothers from 1984 to 1990, including as Vice President, Corporate Affairs and Vice President, Government Affairs.

Ms. Pruner is also the founder and a board member of Women’s Global Leadership Conference in Energy & Technology, serves as a member of the Central Advisory Development Board for Amegy Bank and is President of the President’s Advisory Council on the Economics Department at Brown University. She is also a board member of The Houston Symphony Endowment (President), the United Way of Greater Houston (Audit Chair), and the Houston advisory board of the Nature Conservancy. Ms. Pruner holds a B.A. in economics from Brown University.

Mr. Grimm, 64, is currently President of Rising Star Petroleum, L.L.C. He is the immediate Past Chairman of the Board for RSP Permian, Inc. Prior to being named Chairman, Mr. Grimm was a Co-Founder of RSP Permian in 2010, and served as a Co-Chief Executive Officer until 2014. From 2006 to 2017, Mr. Grimm served as President and Chief Executive Officer of Rising Star Energy Development Company, and from 1995 to 2006, he served as President and Chief Executive Officer of Rising Star Energy, L.L.C., an upstream exploration and production company active in onshore continental United States that he co-founded in 1995. From 1990 to 1994, Mr. Grimm was Vice President of Land and Exploration for Placid Oil Company. Prior to that, Mr. Grimm was employed for 13 years in the Land and Exploration Departments for Amoco Production Company in Houston and New Orleans. Mr. Grimm has more than 41 years of experience in the oil and natural gas industry and currently serves as a Director of Energy Transfer LP (formerly Energy Transfer Partners, L.P.), since December 2005. He also serves as Chairman of the Compensation Committee for ET.

Mr. Grimm has been active in several industry organizations, including the Independent Petroleum Association of America, the All American Wildcatters, the American Association of Professional Landmen, and the co-founder of NAPE. Mr. Grimm holds a B.B.A./P.L.M. degree from the University of Texas at Austin and is a member of the Silver Spurs Hall of Fame.

In connection with their election to the Board, Ms. Pruner and Mr. Grimm will each receive $123,626.37 in value of deferred shares of Anadarko’s common stock, which is a pro rata grant based on the full-year value of $250,000 that is awarded on the date of Anadarko’s annual meeting of stockholders upon each director’s election. Ms. Pruner and Mr. Grimm will also receive a pro rata amount of the standard Board retainer and meeting fees, as well as other previously disclosed benefits for non-employee directors, plus expenses related to attendance. The specific terms of these awards, as most recently approved by the Compensation Committee, are described further in 2018 Proxy Statement. Ms. Pruner and Mr. Grimm will also each enter into a director indemnification agreement with Anadarko, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Ms. Pruner or Mr. Grimm and any other person pursuant to which Ms. Pruner or Mr. Grimm was selected as a director. Neither Ms. Pruner nor Mr. Grimm has any family relationship with any director or executive officer of Anadarko or any person nominated or chosen by Anadarko to become a director or executive officer. There are no transactions in which Ms. Pruner or Mr. Grimm has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The press release announcing the election of Ms. Pruner and Mr. Grimm as directors of Anadarko has been filed as Exhibit 99.2 to this report and is incorporated by reference herein.

(e) New forms of award agreements to be used in connection with grants awarded by the Compensation Committee to executive officers on and after November 15, 2018 of stock options, restricted stock units and performance units pursuant to the 2012 Omnibus Incentive Compensation Plan, as amended from time to time, are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Effective November 14, 2018, the Board amended and restated the By-Laws of Anadarko (as amended and restated from time to time, the “By-Laws”). Article VII was amended in order to provide that the officers of the Company shall include a Tax Officer, as the Board of Directors shall from time to time elect or appoint.

This summary is qualified in its entirety by reference to the By-Laws, as amended and restated as of November 14, 2018, and filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 8.01	Other Events.

On November 15, 2018, Anadarko announced that the Board authorized an expansion of the company’s program to repurchase its outstanding common stock to $5.0 billion, representing a $1.0 billion increase. The authorization extends through June 30, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of November 14, 2018.

10.1	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as Amended and Restated Effective as of May 10, 2018, Stock Option Award Agreement (November 2018)

10.2	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as Amended and Restated Effective as of May 10, 2018, Restricted Stock Unit Award Agreement (November 2018)

10.3	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as Amended and Restated Effective as of May 10, 2018, Performance Unit Award Agreement (November 2018)

99.1	Anadarko Press Release dated November 15, 2018, Regarding Leadership Changes

99.2	Anadarko Press Release dated November 15, 2018, Regarding Board of Director Elections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018

ANADARKO PETROLEUM CORPORATION
(Registrant)

By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Executive Vice President and General Counsel

5